UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2012 (May 2, 2012)

NCI BUILDING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West Houston, Texas		77064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Equity Purchase Agreement

On May 2, 2012, NCI Group, Inc., a Nevada corporation (“NCI”) and a wholly owned subsidiary of NCI Building Systems, Inc. (the “Company”), entered into an Equity Purchase Agreement (“Equity Purchase Agreement”) with VSMA, Inc., a Delaware corporation (“VSMA”), Metl-Span LLC, a Texas limited liability company (“Metl-Span”), and BlueScope Steel North America Corporation, a Delaware corporation (“BSNA”), pursuant to which NCI has agreed, subject to the terms and conditions set forth therein, to acquire all of the outstanding membership interests of Metl-Span, a wholly owned subsidiary of VSMA, in exchange for $145,000,000 in cash (such acquisition, the “Acquisition”). Metl-Span is being sold on a cash-free, debt-free basis, and the purchase price is subject to adjustment based on Metl-Span’s working capital at closing.

Each of NCI, VSMA and Metl-Span has made customary representations and warranties and has agreed to customary covenants in the Equity Purchase Agreement. The closing of the Acquisition, which is currently expected to close before the end of the calendar year, is subject to (i) the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and (ii) other customary conditions to closing, including the execution and delivery of (a) a transition services agreement between VSMA and Metl-Span, (b) a supply agreement among Steelscape, Inc., a California corporation and affiliate of VSMA (“Steelscape”), Metl-Span and NCI, pursuant to which Steelscape has agreed to supply certain metallic-coated and painted steel coils for use in Metl-Span’s product lines, (c) an OEM supply agreement between Metl-Span and BlueScope Buildings North America, Inc., a Delaware corporation and affiliate of VSMA (“BBNA”), pursuant to which Metl-Span has agreed to sell certain insulted wall, roof and ceiling panel products to BBNA, and (d) certain other related transaction documents.

The Equity Purchase Agreement is subject to termination by either NCI or VSMA for various reasons, including the failure of the closing of the Acquisition to occur on or before October 15, 2012 (the “Initial Termination Date”), provided that (i) NCI may extend such termination date under certain circumstances (a) to the date that is two days after the marketing period under the Commitment Letter (as described below) or (b) up to 60 days after the Initial Termination Date if all conditions to the closing of the Acquisition have been satisfied other than with respect to the HSR Act and those conditions that by their nature cannot be satisfied other than at the closing (each of which conditions is capable of being satisfied at the date of termination if the closing of the Acquisition were to occur at such time), and (ii) VSMA may extend such termination date under certain circumstances to a date that is three business days after the Initial Termination Date. The obligations of NCI to consummate the Acquisition are not subject to the availability of financing.

The Equity Purchase Agreement provides that NCI will be required to pay to VSMA a reverse termination fee of $10,150,000 upon termination under certain specified circumstances, including in the event of VSMA’s termination due to NCI’s failure to consummate the Acquisition if all of the conditions to its obligations have been satisfied or waived (other than those that by their nature will not be satisfied until the closing, each of which is capable of being satisfied at the date of termination if the closing were to occur at that time). Under certain other specified circumstances, NCI will be required to pay a reverse termination fee of $14,500,000, including in the case of VSMA’s termination under the circumstances described in the preceding sentence if either (i) the proceeds of the Term Loan Facility (as described below) could have been funded upon delivery of a drawdown notice or (ii) could not be funded and the failure of such funding was the result of a breach by NCI of any of its covenants under the Equity Purchase Agreement.

NCI and VSMA have agreed to indemnify each other for losses arising from breaches of the representations, warranties and covenants of the Equity Purchase Agreement and for certain other liabilities, subject to specified limitations. BSNA has agreed to guarantee the performance of VSMA’s obligations under the Equity Purchase Agreement.

The foregoing description of the Acquisition and the Equity Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Equity Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Equity Purchase Agreement has been attached to provide stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, NCI or Metl-Span. The Equity Purchase Agreement contains representations and warranties that NCI, on the one hand, and the Seller and Metl-Span, on the other hand, made to and solely for the benefit of each other as of specific dates. In particular, the assertions embodied in the representations and warranties contained in the Equity Purchase Agreement were made solely for purposes of the contract between the parties to the Equity Purchase Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the contract or contained in confidential disclosure schedules. Some of those representations and warranties (i) may not be accurate or complete as of any specified date and are modified, qualified and created in important part by the underlying disclosure schedules, (ii) may be subject to a contractual standard of materiality different from those generally applicable to stockholders or (iii) may have been used for the purpose of allocating risk between the parties to the Equity Purchase Agreement rather than establishing matters as facts. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information. Stockholders are not third-party beneficiaries under the Equity Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, NCI or Metl-Span. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Equity Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Debt Commitment Letter

On May 2, 2012, NCI entered into a debt financing commitment letter (the “Commitment Letter”) with Credit Suisse AG, Credit Suisse Securities (USA) LLC, UBS Loan Finance LLC, UBS Securities LLC, Royal Bank of Canada and RBC Capital Markets (together with one or more of their affiliates, the “Commitment Parties”). Pursuant to the Commitment Letter, certain of the Commitment Parties will act as the initial lenders, joint lead arrangers and joint bookrunners with respect to a $250.0 million senior secured credit facility (the “Term Loan Facility”) to be available on the closing date subject to the terms and conditions set forth in the Commitment Letter. Proceeds from the Term Loan Facility will be used, together with approximately $25 million of cash on hand and/or certain borrowings under the Loan and Security Agreement, as amended by the ABL Facility Amendment (in each case, as defined below), to finance the Acquisition, the repayment of the existing term loan facility of NCI and the fees and expenses related to the foregoing.

The Term Loan Facility will include certain representations and warranties, affirmative and negative covenants, events of default and collateral and guarantee arrangements, as described in the Commitment Letter. The Commitment Parties’ obligations to provide the financing are subject to the satisfaction of specified conditions, including the consummation of the Acquisition in accordance with the terms of the Equity Purchase Agreement, the accuracy of specified representations and the absence of a material adverse effect on Metl-Span, as described in the Commitment Letter.

The documentation governing the Term Loan Facility has not been finalized, and accordingly the actual terms may differ from the description of such terms in the foregoing summary of the Commitment Letter. The foregoing summary of the Commitment Letter does not purport to be complete and is subject to, and qualified in its entirety by, the terms and conditions of the Commitment Letter, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Amendment of the ABL Facility

Concurrently with NCI entering into the Equity Purchase Agreement, on May 2, 2012, the Company, Steelbuilding.com, Inc. (together with the Company, the

“Guarantors”) and the Company’s subsidiaries NCI and Robertson-Ceco II Corporation (each a “Borrower” and collectively, the “Borrowers”) entered into Amendment No. 2 (the “ABL Facility Amendment”) to the Loan and Security Agreement (the “Loan and Security Agreement”) among the Borrowers, the Guarantors, Wells Fargo Capital Finance, LLC as administrative agent and co-collateral agent, Bank of America, N.A. as co-collateral agent and syndication agent and certain other Lenders under the Loan and Security Agreement, in order to amend the Loan and Security Agreement to (i) permit the Acquisition, the entry by the Company into the Term Loan Facility and the incurrence of debt thereunder and the repayment of existing indebtedness under NCI’s existing term loan facility, (ii) increase the amount available for borrowing thereunder to $150 million (subject to a borrowing base), (iii) increase the amount available for letters credit thereunder to $30 million, and (iv) extend the final maturity thereunder to May 2, 2017.

The foregoing summary of the ABL Facility Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the terms and conditions of the ABL Facility Amendment, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information relating to the Term Loan Facility and the Loan and Security Agreement disclosures under Item 1.01 hereof are also responsive to this Item 2.03 and are incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

A copy of the press release issued on May 2, 2012 (the “Press Release”), announcing the entry into the Equity Purchase Agreement, Commitment Letter and ABL Facility Amendment, as well as an agreement-in-principle with Clayton, Dubilier & Rice and affiliates, the holders of the Company’s convertible preferred shares, to eliminate Company’s quarterly dividend obligation on the preferred shares. The Press Release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Equity Purchase Agreement, dated as of May 2, 2012, by and among VSMA, Metl-Span, NCI Group, Inc. and BlueScope Steel North America Corporation

10.1	Commitment Letter, dated as of May 2, 2012, from Credit Suisse AG, Credit Suisse Securities (USA) LLC, UBS Loan Finance LLC, UBS Securities LLC, Royal Bank of Canada and RBC Capital Markets

10.2	Amendment No. 2 to Loan and Security Agreement, dated as of May 2, 2012

99.1	Press Release, dated May 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.

By:	/s/ Todd R. Moore
Todd R. Moore Executive Vice President, Secretary and General Counsel

Dated: May 8, 2012

EXHIBIT INDEX

Exhibit Number	Description

2.1	Equity Purchase Agreement, dated as of May 2, 2012, by and among VSMA, Metl-Span, NCI Group, Inc. and BlueScope Steel North America Corporation

10.1	Commitment Letter, dated as of May 2, 2012, from Credit Suisse AG, Credit Suisse Securities (USA) LLC, UBS Loan Finance LLC, UBS Securities LLC, Royal Bank of Canada and RBC Capital Markets

10.2	Amendment No. 2 to Loan and Security Agreement, dated as of May 2, 2012

99.1	Press Release, dated May 2, 2012